Exhibit 3.1


                              CERTIFICATE OF TRUST
                                       OF
                              PSE&G CAPITAL TRUST I

          THIS CERTIFICATE OF TRUST of PSE&G Capital Trust I (the "Trust"), dated as of April 19, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Sec. 3801, et seq.).
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               (i)   Name.  The name of the business trust being formed hereby
                     ----
is PSE&G Capital Trust I.

               (ii)  Delaware Trustee.  The name and business address of the
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trustee of the Trust in the State of Delaware are First Union Bank of Delaware,
1225 King Street, Wilmington DE 19801; attn:  Corporate Trust Department.

               (iii) Counterparts.  This Certificate of Trust may be
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executed in one or more counterparts, all of which together shall constitute one and the same instrument.

               (iv)  Effective Date.  This Certificate of Trust shall be
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effective as of its filing.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                            FIRST UNION NATIONAL BANK, as
                            Trustee


                            By: /s/ Melissa Matthews
                               ----------------------
                            Name: Melissa Matthews
                            Title:Vice President

                            FIRST UNION BANK OF DELAWARE, as
                            Trustee


                            By: /s/ Melissa Matthews
                               ----------------------
                            Name: Melissa Matthews
                            Title:Vice President

                             /s/ Fred F. Saunders
                            ----------------------
                            as Trustee
                            Name:  Fred F. Saunders